Exhibit 15.1

November 13, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated May 7, 2020, August 6, 2020, and October 30, 2020 on our reviews of interim financial information of Ecolab Inc., which are included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, respectively, are incorporated by reference in this Registration Statement on Form S-8.

Very truly yours,

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota